Exhibit 10.2

BROOKFIELD ASSET MANAGEMENT INC.

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BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

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BROOKFIELD INFRASTRUCTURE L.P.

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BIP BERMUDA HOLDINGS I LIMITED

AMENDED AND RESTATED ALLOCATION AGREEMENT

OCTOBER 20, 2009

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION		2
1.1	Definitions	2
1.2	Headings and Table of Contents	4
1.3	Gender and Number	4
1.4	Invalidity of Provisions	4
1.5	Entire Agreement	5
1.6	Waiver, Amendment	5
1.7	Governing Law	5

ARTICLE 2
FINANCING ARRANGEMENTS		5
2.1	The BIP Offering	5
2.2	Minority Unitholder Approval	6
2.3	Issuance of Redemption-Exchange Units to BAM	7
2.4	Issuance of BILP Class A Units to BIP	7
2.5	Issuance of Bermuda Holdco Shares to BILP	7
2.6	Equity Commitment; Restriction on Raising Alternative Funds	8
2.7	BAM Commitment to Purchase BILP Offered Assets	8
2.8	Transaction Costs and Fees; Hedging	9
2.9	Entitlement to Damages and Fees from BBI	9

ARTICLE 3
DIRECT ASSETS		9
3.1	BAM Solely Responsible for Third Party Offered Assets	9
3.2	Ownership of the Direct Assets	9

ARTICLE 4
MANAGEMENT/CO-OWNERSHIP OF BILP OFFERED ASSETS		10
4.1	BILP Tag-Along Right	10
4.2	Drag-Along Right	10

ARTICLE 5
REPRESENTATIONS AND WARRANTIES		11
5.1	Representations and Warranties of BAM	11
5.2	Representations and Warranties of the Bermuda Holdco	11
5.3	Representations and Warranties of BIP	12
5.4	Representations and Warranties of BILP	13

ARTICLE 6
TERMINATION		13
6.1	Term	13

ARTICLE 7
GENERAL PROVISIONS		14
7.1	Assignment	14
7.2	Enurement	14
7.3	Notices	14

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7.4	Further Assurances	15
7.5	Counterparts	15
7.6	Amendment and Restatement	16

AMENDED AND RESTATED ALLOCATION AGREEMENT

THIS AGREEMENT made as of the 20th day of October, 2009.

B E T W E E N:

BROOKFIELD ASSET MANAGEMENT INC. (“BAM”), a corporation existing under the laws of the Province of Ontario

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BROOKFIELD INFRASTRUCTURE PARTNERS L.P. (“BIP”), a limited partnership existing under the laws of Bermuda

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BROOKFIELD INFRASTRUCTURE L.P. (“BILP”), a limited partnership existing under the laws of Bermuda

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BIP BERMUDA HOLDINGS I LIMITED (“Bermuda Holdco”), a corporation existing under the laws of Bermuda

RECITALS:

A. BIP and BAM are partners in BILP, with (i) BIP owning 22,486,269 Class A Units in BILP representing an approximately 59.19% percentage interest in BILP; (ii) BAM owning 15,112,744 Redemption-Exchange Units in BILP representing an approximately 39.78% percentage interest in BILP; and (iii) Brookfield Infrastructure GP L.P., an affiliate of BAM and the general partner of BILP, holding an approximately 1.02% general partnership interest in BILP;

B. On October 8, 2009, BAM and BILP entered into an Implementation Agreement (the “Implementation Agreement”) with Babcock & Brown Investor Services Limited (as responsible entity of the Babcock and Brown Infrastructure Trust (“BBIT”)) (“BBIS”), Babcock & Brown Infrastructure Limited (together with BBIT and BBIS, “BBI”) pursuant to which BAM and BILP (through Burgundy Acquisitions I Limited and Burgundy Infrastructure Acquisitions II Limited) have agreed (i) to invest A$625 million in securities issued by BBI by way of private placement (the “Private Placement”), (ii) to sub-underwrite an offering of BBI securities to existing BBI securityholders up to a maximum of A$87.5 million (collectively with the Private Placement, the “Investment”) and (iii) to acquire selected assets of BBI (the “Direct Assets”), as more particularly described in the Implementation Agreement;

C. The parties hereto entered into to an allocation agreement made as of October 8, 2009 (the “Original Allocation Agreement”) to set out their obligations to obtain financing for and define their respective allocations of the Investment and Direct Assets;

D. The parties hereto have agreed to amend and restate the Original Allocation Agreement to reflect the terms and conditions agreed upon by the parties as described below;

E. BAM and Bermuda Holdco intend for Bermuda Holdco to acquire, directly or indirectly, 100% of the Investment, subject to Bermuda Holdco and BIP raising sufficient financing in accordance with the terms of this Agreement;

F. BAM and Bermuda Holdco intend to offer an approximately 40% interest in the Direct Assets (the “Third Party Offered Assets”) to a group of third party investors (the “Third Party Investors”) with the remaining interest in the Direct Assets being acquired by Bermuda Holdco (the Investment, together with the interest in the Direct Assets offered to Bermuda Holdco, the “BILP Offered Assets”);

G. The parties intend for Bermuda Holdco to raise the funds required to pay its portion of the purchase price for the BILP Offered Assets by issuing common shares in the capital of Bermuda Holdco (“BH Shares”) to BILP;

H. The parties intend for BILP to raise funds for the purchase of the BH Shares by issuing Class A Units to BIP and Redemption-Exchange Units to BAM;

I. BIP intends to raise funds for the purchase of the Class A Units of BILP by way of a public offering in Canada and a simultaneous private offering in the United States of BIP LP Units;

J. The proposed issuance of Redemption-Exchange Units by BILP to BAM is a “related party transaction” for BIP for the purposes of MI 61-101, requiring the approval of the BIP Minority Unitholders to the extent it exceeds 25% of BIP’s market capitalization (as determined under MI 61-101); and

K. The parties wish to set forth in this Agreement their obligations to obtain the financing necessary to fund the purchase of the BILP Offered Assets.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1 “Affiliate” means, with respect to a person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by such person, or is under common control of a third person;

1.1.2 “Agreement” means this amended and restated allocation agreement, as the same may be amended from time to time, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof;

1.1.3 “BAM” has the meaning assigned thereto in the preamble;

1.1.4 “BBI” has the meaning assigned thereto in the recitals;

1.1.5 “Bermuda Holdco” has the meaning assigned thereto in the preamble;

1.1.6 “BH Shares” has the meaning assigned thereto in the recitals;

1.1.7 “BILP” has the meaning assigned thereto in the preamble;

1.1.8 “BILP Offered Assets” has the meaning assigned thereto in the recitals;

1.1.9 “BILP Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of BILP, dated December 4, 2007, between Infrastructure GP LP, BAM, BIP, Brookfield Canada Infrastructure Holdings Inc. and Trilon Bancorp Inc.;

1.1.10 “BIP” has the meaning assigned thereto in the preamble;

1.1.11 “BIP LP Units” means limited partnership units in BIP;

1.1.12 “BIP Minority Approval” means the approval of BIP Minority Unitholders of the issuance to BAM of Redemption-Exchange Units of BILP having an aggregate issue price in excess of 25% of BIP’s market capitalization in accordance with MI 61-101;

1.1.13 “BIP Minority Unitholders” means holders of BIP LP Units entitled to vote on a related party transaction involving BAM pursuant to MI 61-101, which excludes BAM and those persons who are promoters, directors, officers or other insiders of BIP or BAM and associates and affiliates of such persons;

1.1.14 “BIP Offering” has the meaning assigned thereto in Section 2.1;

1.1.15 “Business Day” means any day, other than a Saturday, a Sunday or any legal holiday recognized as such by the government of either Bermuda or the Province of Ontario;

1.1.16 “Direct Assets” has the meaning assigned thereto in the recitals;

1.1.17 “Equity Commitment” has the meaning assigned thereto in Section 2.6;

1.1.18 “Implementation Agreement” has the meaning assigned thereto in the recitals;

1.1.19 “Infrastructure General Partner” means Brookfield Infrastructure General Partners Limited, a Bermuda corporation and the general partner of Infrastructure GP LP;

1.1.20 “Infrastructure GP LP” means Brookfield Infrastructure GP L.P., a Bermuda limited partnership and the general partner of BILP;

1.1.21 “Investment” has the meaning assigned thereto in the recitals;

1.1.22 “Majority Holder” as the meaning assigned thereto in Section 4.2;

1.1.23 “Managing General Partner” means Brookfield Infrastructure Partners Limited, a Bermuda corporation;

1.1.24 “Master Services Agreement” means the Master Services Agreement dated December 4, 2007 among BAM, BIP, BILP, Brookfield Infrastructure Group Corporation, Brookfield Infrastructure Group Inc., Brookfield Asset Management Barbados Inc. and the Service Recipients defined therein;

1.1.25 “Meeting” has the meaning assigned thereto in Section 2.2;

1.1.26 “MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions adopted by the Canadian Securities Administrators;

1.1.27 “Original Allocation Agreement” has the meaning assigned thereto in the recitals;

1.1.28 “Reserved Assets” has the meaning assigned thereto in Section 2.2;

1.1.29 “Third Party Investors” has the meaning assigned thereto in the recitals; and

1.1.30 “Third Party Offered Assets” has the meaning assigned thereto in the recitals.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.4	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.

To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.7	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 2

FINANCING ARRANGEMENTS

2.1	The BIP Offering

BIP shall use its reasonable commercial efforts to conduct an offering of BIP LP Units (the “BIP Offering”), on terms reasonably acceptable to BIP, in order to raise sufficient funds, together with the proceeds from the issuance of Redemption-Exchange Units pursuant to Section 2.3, to fund the purchase of the BILP Offered Assets. The BIP Offering shall be conducted by a public offering in Canada and simultaneous private offering in the United States of BIP LP Units (and/or subscription receipts convertible into BIP LP Units upon the closing of the acquisition of the BILP Offered Assets) or such other form of offering as BIP and BAM may determine to be appropriate.

2.2	Minority Unitholder Approval

(a) BIP shall use commercially reasonable efforts to call and hold a meeting of the BIP Minority Unitholders (the “Meeting”) as soon as practicable.

(b) In the event that BIP is unable to hold the Meeting prior to the closing of the transactions contemplated by the Implementation Agreement (or such earlier date on which funds are required to be received by Bermuda Holdco), then:

(i)

BAM shall purchase the maximum number of Redemption-Exchange Units pursuant to Section 2.3 for which BIP Minority Approval is not required (but in any event no more than 68.94% of the total number of LP Units issued in the BIP Offering);

(ii)	BIP shall purchase BILP Class A Units pursuant to Section 2.4;

(iii)	BILP shall invest all of the proceeds raised pursuant to clauses (i) and (ii) above in BH Shares pursuant to Section 2.5;

(iv)	Bermuda Holdco shall use the proceeds received pursuant to clause (iii) above to acquire a portion of the BILP Offered Assets which shall be allocated as follows:

(A)	first, up to 60% of the Direct Assets will be allocated to Bermuda Holdco to the extent that Bermuda Holdco has raised funds pursuant to clause (iii) above;

(B)

second, to the extent that Bermuda Holdco has funds raised pursuant to clause (iii) above remaining after the acquisition of the Direct Assets pursuant to clause (A) above, the Investment shall be allocated to Bermuda Holdco in proportion to Bermuda Holdco’s contribution to the purchase price for the Investment; and

(v)	BAM shall acquire, directly, the portion of the BILP Offered Assets not acquired by Bermuda Holdco (the “Reserved Assets”).

In such case, each of the BILP Offered Assets will be allocated between BAM and Bermuda Holdco (or its subsidiaries) in proportion to their respective contributions to the purchase price for the BILP Offered Assets pursuant to this Section 2.2(b).

(c) If BIP Minority Approval is subsequently obtained on or prior to December 31, 2009,

(i)	BAM shall purchase additional Redemption-Exchange Units in accordance with Section 2.3(a);

(ii)	BILP shall invest all of the proceeds raised pursuant to clause (i) above in additional BH Shares pursuant to Section 2.5;

(iii)

subject to any allocation of the BILP Offered Assets to BAM pursuant to Section 2.7, Bermuda Holdco shall use the proceeds received pursuant to clause (ii) above (other than excess funds raised) to purchase, directly or indirectly, the Reserved Assets from BAM at the price that such assets were originally offered to Bermuda Holdco, plus any carrying costs to BAM from purchasing the Reserved Assets net of any revenue derived by BAM from the Reserved Assets prior to the transfer to Bermuda Holdco.

If BIP Minority Approval has not been obtained on or prior to December 31, 2009, BAM shall have no obligation to transfer the Reserved Assets to Bermuda Holdco.

2.3	Issuance of Redemption-Exchange Units to BAM

(a) Subject to Section 2.3(b), BAM shall purchase and BILP shall issue to BAM such number of Redemption-Exchange Units of BILP as is equal to 68.94% of the number of BIP LP Units issued in the BIP Offering; provided that if the BIP Offering includes an over-allotment feature, BAM shall have the right, but not the obligation, to purchase Redemption-Exchange Units in an amount up to 68.94% of the BIP LP Units issued pursuant to the over-allotment. The Redemption-Exchange Units shall be issued at a price per unit equal to the weighted average price paid per BIP LP Unit in the BIP Offering, less underwriting commissions or placement fees payable by BIP. The Redemption-Exchange Units shall be issued at one or more closings concurrently with each issuance of BIP LP Units pursuant to the BIP Offering.

(b) In the event that the BIP Minority Unitholders do not provide the BIP Minority Approval at the Meeting as contemplated in Section 2.2, the aggregate value of Redemption-Exchange Units to be issued by BILP to BAM pursuant to this Section 2.3 shall not exceed 25% of BIP’s market capitalization for purposes of MI 61-101.

2.4	Issuance of BILP Class A Units to BIP

Subject to the successful completion of the BIP Offering, BIP hereby agrees to purchase and BILP agrees to issue to BIP additional Class A Units in BILP in consideration for BIP’s contribution to BILP of the gross proceeds received by BIP in the BIP Offering pursuant to Section 3.9 of the BILP Partnership Agreement. The Class A Units shall be issued at one or more closings concurrently with each issuance of BIP LP Units pursuant to the BIP Offering.

2.5	Issuance of Bermuda Holdco Shares to BILP

Subject to the successful completion of the BIP Offering and the purchase of Redemption-Exchange Units by BAM pursuant to Section 2.3, BILP hereby agrees to purchase and Bermuda Holdco agrees to issue to BILP additional BH Shares for an aggregate issue price equal to the aggregate amount received by BILP from BAM pursuant to Section 2.3 and from BIP pursuant to Section 2.4.

2.6	Equity Commitment; Restriction on Raising Alternative Funds

The equity commitment provided by BAM to BILP and BIP pursuant to the Equity Commitment dated December 4, 2007 between BAM, BILP and BIP (the “Equity Commitment”) shall remain in effect in accordance with its terms following the transactions contemplated by this Agreement and the Implementation Agreement. BIP and BILP agree not to draw on the Equity Commitment for purposes of financing the acquisition of the BILP Offered Assets. BILP, BIP and BAM agree that BILP and BIP shall not be obliged to seek alternative financing for the acquisition of the BILP Offered Assets except pursuant to the terms of this Agreement.

2.7	BAM Commitment to Purchase BILP Offered Assets

Bermuda Holdco shall be obligated to use the proceeds raised pursuant to Section 2.5 (other than excess funds raised) to purchase the BILP Offered Assets pursuant to the Implementation Agreement, directly or indirectly.

In the event that the BIP Offering together with the proceeds of the issuance of Redemption-Exchange Units pursuant to Section 2.3 is insufficient to fund the purchase of the BILP Offered Assets, BAM shall be solely responsible for the obligation of the parties under the Implementation Agreement to purchase that portion of the BILP Offered Assets that is not funded. In such case, the BILP Offered Assets will be allocated as follows:

(A)	first, up to 60% of the Direct Assets will be allocated to Bermuda Holdco to the extent that Bermuda Holdco has raised funds pursuant to Section 2.5;

(B)

second, to the extent that Bermuda Holdco has funds raised pursuant to Section 2.5 remaining after the acquisition of the Direct Assets pursuant to clause (A) above, the Investment shall be allocated to Bermuda Holdco in proportion to Bermuda Holdco’s contribution to the purchase price for the Investment; and

(C)	third, any of the BILP Offered Assets not acquired by Bermuda Holdco will be allocated to BAM.

Each of the BILP Offered Assets will be allocated between BAM and Bermuda Holdco (or its subsidiaries) in proportion to their respective contributions to the purchase price for the BILP Offered Assets pursuant to this Section 2.7.

BAM may satisfy its obligations under this Section 2.7 by arranging for a third-party purchaser to acquire the unfunded portion of the BILP Offered Assets.

BAM shall indemnify and hold harmless each of Bermuda Holdco, BILP and BIP, and each of their respective officers, directors, partners and agents, and the officers, directors and agents of such partners, against any liability arising from (i) the failure of BIP, BILP or Bermuda Holdco to complete the purchase of the BILP Offered Assets from BBI provided that BIP is otherwise in compliance with its obligations hereunder or (ii) the failure of BAM or Third Party

Investors to fund the purchase price in respect of the Third Party Offered Assets pursuant to Section 3.1.

2.8	Transaction Costs and Fees; Hedging

BAM shall be responsible for the full amount of all transaction costs incurred in connection with the completion of the transactions contemplated by the Implementation Agreement (excluding costs incurred by BIP relating to the financing). BAM and its affiliates shall not charge any transaction or advisory fees to BIP, BILP or Bermuda Holdco in connection with the Implementation Agreement or this Agreement. Notwithstanding the forgoing, Bermuda Holdco and BAM shall share the costs of any currency hedging arrangements entered into with respect to the purchase price for the Investment and the Direct Assets in proportion to their respective contributions to the purchase price for the Investment and the Direct Assets. Any losses or profits arising from such hedging transactions shall be similarly allocated.

2.9	Entitlement to Damages and Fees from BBI

BAM shall be entitled to the full amount of any damages or fees payable by BBI pursuant to the Implementation Agreement, provided that BIP shall be entitled to recovery out of such damages or fees to the extent that BIP incurs any actual out-of-pocket expenses, including any underwriting commissions, legal fees and other costs relating to the financing. To the extent that BBI’s payment pursuant to Section 10.2 of the Implementation Agreement is not sufficient to compensate BAM and BIP for the full amount of their aggregate out-of-pocket costs relating to the Implementation Agreement, then BAM and BIP shall share the amount payable by BBI in proportion to their respective actual out-of-pocket costs.

ARTICLE 3

DIRECT ASSETS

3.1	BAM Solely Responsible for Third Party Offered Assets

The Third Party Offered Assets will be acquired by BAM or the Third Party Investors at the same price and on the same terms and conditions as Bermuda Holdco’s purchase of its interest in the Direct Assets. BAM shall be solely responsible for the funding of the purchase of the Third Party Offered Assets.

3.2	Ownership of the Direct Assets

The Direct Assets will be owned by Bermuda Holdco (directly or indirectly), the Third Party Investors and, if applicable, BAM, on terms substantially similar to the terms of the Brookfield Americas Infrastructure Fund, L.P., provided that:

(a)	Bermuda Holdco shall benefit from the same terms as the other investors in the Direct Assets;

(b)	Bermuda Holdco’s share of any management fees and carried interest payable to BAM or its affiliates shall be subject to the netting mechanisms set out in the

Master Services Agreement and the BILP Partnership Agreement respectively; and

(c)

fees for any advisory, development oversight, property management or other services provided by BAM or its affiliates shall be borne equally by Bermuda Holdco and the other investors in the Direct Assets in proportion to their relative interests.

ARTICLE 4

MANAGEMENT/CO-OWNERSHIP OF BILP OFFERED ASSETS

4.1	BILP Tag-Along Right

In the event that BAM acquires any portion of the Investment, BAM and Bermuda Holdco shall enter into an agreement providing Bermuda Holdco (or its subsidiary) with the right to sell its interest in the Investment on the same terms and conditions as BAM in the event that BAM shall sell all or any part of its interest to a person that is not an affiliate of BAM and is dealing at arm’s length with BAM (a “Third Party Purchaser”). BAM shall provide Bermuda Holdco and BIP with 10 days advance written notice of any proposed sale, which notice shall describe in reasonable detail the price and terms of the proposed sale and shall be accompanied by any purchase and sale agreements negotiated by BAM with the Third Party Purchaser. Bermuda Holdco (or its subsidiary) shall have the right exercisable within 5 days of receipt of such notice to deliver a notice in writing to exercise its right to sell an equivalent proportion of its interest in the Investment to such Third Party Purchaser. Any agreement entered into by BAM with a Third Party Purchaser shall be expressly conditional upon BAM’s compliance with its obligations under this Section 4.1.

Notwithstanding the foregoing, for a period of six months following the closing of the transactions contemplated by the Implementation Agreement, BAM shall be permitted to syndicate any interest that it directly acquires in the Direct Assets free from the application of Bermuda Holdco’s rights under this Section 4.1.

4.2	Drag-Along Right

In the event that BAM acquires any portion of the Investment, BAM and Bermuda Holdco (or its subsidiary) shall enter into an agreement providing that if at any time the party holding more than 50% of the Investment (the “Majority Holder”) shall receive from a Third Party Purchaser a bona fide and binding written offer to purchase all of the Investment held by BAM and Bermuda Holdco that the Majority Holder is willing accept, then the Majority Holder will have the right to require the other party on 10 days notice in writing to accept such offer and to sell all of its interest in the Investment to the Third Party Purchaser. Such notice shall be accompanied by a copy of the binding offer and any purchase and sale agreements negotiated by the Majority Holder with the Third Party Purchaser.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of BAM

BAM hereby represents and warrants to each of BIP, BILP and Bermuda Holdco that:

(a)	it is validly organized and existing under the laws of Ontario;

(b)	it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

(c)	it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)

the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

(e)	no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

(f)

this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

5.2	Representations and Warranties of the Bermuda Holdco.

Bermuda Holdco hereby represents and warrants to each of BAM, BILP and BIP that:

(a)	it is validly organized and existing under the laws of Bermuda;

(b)	it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

(c)	it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)

the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

(e)	no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

(f)

this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

5.3	Representations and Warranties of BIP

The Managing General Partner, in its capacity as the general partner of BIP hereby represents and warrants to BAM, BILP and Bermuda Holdco that:

(a)	each of BIP and the Managing General Partner is validly organized and existing under the relevant laws governing its formation and existence;

(b)	the Managing General Partner has the power, capacity and authority to enter into this Agreement on behalf of BIP and to perform its duties and obligations hereunder on behalf of BIP;

(c)	the Managing General Partner has taken all necessary action to authorize the execution, delivery and performance of this Agreement on behalf of BIP;

(d)

the execution and delivery of this Agreement by the Managing General Partner on behalf of BIP and the performance by BIP of its obligations hereunder do not and will not contravene, breach or result in any default under the organizational documents of the Managing General Partner or BIP, as applicable;

(e)

no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by the Managing General Partner on behalf of BIP of this Agreement; and

(f)

this Agreement constitutes a valid and legally binding obligation of BIP enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

5.4	Representations and Warranties of BILP

The Infrastructure General Partner, in its capacity as the general partner of Infrastructure GP LP, the general partner of BILP hereby represents and warrants to BAM that:

(a)	each of the Infrastructure General Partner and BILP is validly organized and existing under the relevant laws governing its formation and existence;

(b)	the Infrastructure General Partner has the power, capacity and authority to enter into this Agreement on behalf of BILP and to perform its duties and obligations hereunder on behalf of the BILP;

(c)	the Infrastructure General Partner has taken all necessary action to authorize the execution, delivery and performance of this Agreement on behalf of the BILP;

(d)

the execution and delivery of this Agreement by the Infrastructure General Partner on behalf of BILP and the performance by BILP of its obligations hereunder do not and will not contravene, breach or result in any default under the organizational documents of the Infrastructure General Partner, Infrastructure GP LP or BILP, as applicable;

(e)

no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by the Infrastructure General Partner on behalf of the BILP of this Agreement; and

(f)

this Agreement constitutes a valid and legally binding obligation of BILP enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 6

TERMINATION

6.1	Term

This Agreement will continue in full force and effect until the earlier of (i) the termination of the Implementation Agreement or (ii) the termination of this Agreement by written consent of each of the parties hereto.

ARTICLE 7

GENERAL PROVISIONS

7.1	Assignment

None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party except in the case of assignment by BAM to an Affiliate, in which case the Affiliate shall be bound under this Agreement and by the terms of the assignment in the same manner as BAM is bound under this Agreement, provided that BAM shall remain liable for any failure of such Affiliate to perform its obligations hereunder or under the terms of the assignment. Any purported assignment of this Agreement in violation of this Section 7.1 shall be null and void.

7.2	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.3	Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the 4th Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

7.3.1        if to BIP:

Brookfield Infrastructure Partners L.P.

Canon’s Court

22 Victoria Street,

Hamilton HM 12,

Bermuda

Attention:    Secretary

Telecopier number: 441-298-3304

7.3.2        if to BILP:

Brookfield Infrastructure L.P.

Canon’s Court

22 Victoria Street,

Hamilton HM 12,

Bermuda

Attention:    Secretary

Telecopier number: 441-298-3304

7.3.3        If to Bermuda Holdco:

BIP Bermuda Holdings I Limited

Canon’s Court

22 Victoria Street,

Hamilton HM 12,

Bermuda

Attention:    Secretary

Telecopier number: 441-298-3304

7.3.4        if to BAM:

Brookfield Asset Management Inc.

Suite 300, Brookfield Place

181 Bay Street, Box 762,

Toronto, Ontario

M5J 2T3

Attention:    General Counsel

Telecopier number: 416-365-9642

7.4	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.5	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

7.6	Amendment and Restatement

Effective as of the date of hereof, this Agreement amends and restates, in its entirety, the Original Allocation Agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	“Jeffrey M. Blidner”
Name:	Jeffrey M. Blidner
Title:	Senior Managing Partner

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.,

By:	BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED, its general partner

By:	“Alexander Erskine”
Name:	Alexander Erskine
Title:	Director

BROOKFIELD INFRASTRUCTURE L.P.

By:	BROOKFIELD INFRASTRUCTURE GP L.P., its general partner

By:	BROOKFIELD INFRASTRUCTURE GENERAL PARTNER LIMITED, its general partner

By:	“Alexander Erskine”
Name:	Alexander Erskine
Title:	Director

BIP BERMUDA HOLDINGS I LIMITED

By:	“Gregory E.A. Morrison”
Name:	Gregory E.A. Morrison
Title:	Director